UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 4, 2019

REGNUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-222083	82-0832447
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1541 Ocean Avenue

Santa Monica, CA 90401

(Address of principal executive offices)

(310) 881-6954

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2019, Regnum Corp. (“Regnum”) entered into a literary purchase agreement (the “Purchase Agreement”) with Brandon Baker (“Baker”). Pursuant to the Purchase Agreement, Regnum sold all rights in and to the literary work entitled “The Cabbie” to Baker. The purchase was made for cash in the amount of $1,800.

Prior to the date of the Purchase Agreement, Regnum had no interaction, other than the negotiation of the Agreement, with Baker.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Literary Purchase Agreement dated March 4, 2019 between Regnum Corp. and Brandon Baker.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regnum Corp.

Date: March 6, 2019	By:	/s/ Tiffani Jones
Tiffani Jones
	Title:	CEO and President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Literary Purchase Agreement dated March 4, 2019 between Regnum Corp. and Brandon Baker.

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